Exhibit 2.2

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT (the “Agreement”), dated as of May 5, 2015 (this “Amendment”), by and among Rome-Milan Holdings, Inc., a Delaware corporation (“TopCo”), MeadWestvaco Corporation, a Delaware corporation (“MWV”), Rock-Tenn Company, a Georgia corporation (“RockTenn”), Rome Merger Sub, Inc., a Georgia corporation (“RockTenn Merger Sub”), and Milan Merger Sub, LLC, a Delaware limited liability company (“MWV Merger Sub”).

W I T N E S S E T H:

WHEREAS, TopCo, MWV, RockTenn, RockTenn Merger Sub and MWV Merger Sub desire to amend the Agreement on the terms and subject to the conditions set forth in this Amendment; and

WHEREAS, Section 8.3 of the Agreement provides that the Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto and duly approved by the parties’ respective Boards of Directors or a duly authorized committee thereof.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in the Agreement and this Amendment, the parties agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.01. Exhibit A to the Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the contents of Exhibit A hereof, and such amendment to Exhibit A to the Agreement shall be deemed effective as of the execution of this Amendment.

SECTION 1.02. Exhibit B to the Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the contents of Exhibit B hereof, and such amendment to Exhibit B to the Agreement shall be deemed effective as of the execution of this Amendment.

ARTICLE II

MISCELLANEOUS

SECTION 2.01. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect and shall not be deemed to have been further amended by this Amendment. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term, condition or provision of the Agreement or any of the documents, schedules or exhibits referred to therein. This Amendment is incorporated into and deemed part of the Agreement as of the date hereof, and any reference to the Agreement (including any reference to “hereof,” “herein,” “hereunder” and words or expressions of similar import) shall refer to the Agreement as amended by this Amendment.

SECTION 2.02. Other than the provisions of Section 9.3 and Section 9.6(a)(i) of the Agreement, the provisions of Article IX (General Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

SECTION 2.03. This Amendment and the Agreement (including the documents, exhibits, schedules and instruments referred to therein), taken together with the Confidentiality Agreement (as defined in the Agreement), constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Mergers (as defined in the Agreement) and the other transactions contemplated by the Agreement and this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

MEADWESTVACO CORPORATION

By:
Name:	John A. Luke, Jr.
Title:	Chairman and Chief
Executive Officer

[Signature Page to Amendment to Business Combination Agreement]

ROCK-TENN COMPANY

By:
Name:	Steven C. Voorhees
Title:	Chief Executive Officer

ROME-MILAN HOLDINGS, INC.

By:
Name:	Steven C. Voorhees
Title:	Chief Executive Officer

MILAN MERGER SUB, LLC

By:
Name:	Steven C. Voorhees
Title:	Chief Executive Officer

ROME MERGER SUB, INC.

By:
Name:	Steven C. Voorhees
Title:	Chief Executive Officer

[Signature Page to Amendment to Business Combination Agreement]

Exhibit A

CERTIFICATE OF INCORPORATION OF

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ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

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ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 630,000,000, consisting of 30,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”), and 600,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as “Common Stock”).

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, and increase and decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in the Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

ARTICLE V

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that, notwithstanding anything to the contrary in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, Section 1.3, Section 2.1, Section 2.2, the last sentence of Section 2.3, Section 2.4, Section 2.7, Section 2.8, Section 2.9, Section 2.12, Section 3.1, Section 3.2, Section 3.3 or the last sentence of Section 7.7 of the By-Laws of the Corporation may be modified, amended or repealed, and any By-Law provision inconsistent with such provisions may be adopted, by the stockholders of the Corporation only by the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding Voting Stock (as defined in the next sentence), voting together as a single class.

For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VI

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

At each annual meeting of the stockholders of the Corporation (1) directors shall be elected as provided in the By-Laws of the Corporation to hold office for a term expiring at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (2) only if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, any vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and any director so chosen shall hold office for the remainder of the term that was being served by the director whose absence creates the vacancy, or, in the case of a vacancy created by an increase in the number of directors, a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Exhibit B

FORM OF BYLAWS

OF

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INCORPORATED UNDER THE LAWS OF DELAWARE

TABLE OF CONTENTS

Page

ARTICLE I	MEETINGS OF STOCKHOLDERS	1-1
Section 1.1.	Place of Meetings	1-1
Section 1.2.	Annual Meetings	1-1
Section 1.3.	Special Meetings	1-1
Section 1.4.	Notice of Meetings	1-1
Section 1.5.	Postponement	1-1
Section 1.6.	Quorum	1-1
Section 1.7.	Chairman; Secretary	1-1
Section 1.8.	Inspectors of Election; Opening and Closing the Polls	1-1
Section 1.9.	Voting	1-2
Section 1.10.	Meeting Required	1-2
Section 1.11.	Notification of Proposals	1-2

ARTICLE II	BOARD OF DIRECTORS	2-1
Section 2.1.	General Powers, Number, Qualifications and Term of Office	2-1
Section 2.2.	Age Limitation	2-1
Section 2.3.	Election of Directors; Vacancies; New Directorships	2-1
Section 2.4.	Removal of Directors	2-1
Section 2.5.	Notification of Nomination	2-1
Section 2.6.	Place of Meetings	2-2
Section 2.7.	Regular Meetings	2-2
Section 2.8.	Special Meetings	2-2
Section 2.9.	Notice of Special Meetings	2-2
Section 2.10.	Quorum and Manner of Acting	2-3
Section 2.11.	Chairman; Secretary	2-3
Section 2.12.	Compensation	2-3
Section 2.13.	Indemnification and Insurance	2-3
Section 2.14.	The Non-Executive Chairman of the Board	2-5
Section 2.15.	Lead Independent Director	2-5

ARTICLE III	COMMITTEES	3-1
Section 3.1.	Committees of Directors	3-1
Section 3.2.	Removal; Vacancies	3-1
Section 3.3.	Compensation	3-1

ARTICLE IV	OFFICERS	4-1
Section 4.1.	Number	4-1
Section 4.2.	Election; Term of Office and Qualifications	4-1
Section 4.3.	Removal	4-1
Section 4.4.	Salaries	4-1
Section 4.5.	The President	4-1
Section 4.6.	The Vice Presidents	4-1
Section 4.7.	The Assistant Vice Presidents	4-1
Section 4.8.	The Secretary	4-1
Section 4.9.	The Assistant Secretaries	4-2
Section 4.10.	The Treasurer	4-2
Section 4.11.	The Assistant Treasurers	4-2
Section 4.12.	The Controller	4-2
Section 4.13.	The Assistant Controllers	4-2

Page

ARTICLE V	AUTHORITY TO ACT AND SIGN FOR THE CORPORATION	5-1
Section 5.1.	Contracts, Agreements, Checks and Other Instruments	5-1
Section 5.2.	Bank Accounts; Deposits; Checks, Drafts and Orders Issued in the Corporation’s Name	5-1
Section 5.3.	Delegation of Authority	5-1
Section 5.4.	Stock Certificates	5-1
Section 5.5.	Voting of Stock in Other Corporations	5-1
Section 5.6.	Sale and Transfer of Securities	5-1

ARTICLE VI	STOCK	6-1
Section 6.1.	Certificates of Stock	6-1
Section 6.2.	Transfer of Stock	6-1
Section 6.3.	Transfer Agents and Registrars	6-1
Section 6.4.	Record Dates	6-1
Section 6.5.	Electronic Securities Recordation	6-1

ARTICLE VII	SUNDRY PROVISIONS	7-1
Section 7.1.	Offices	7-1
Section 7.2. Section 7.3.	Seal Books and Records	7-1 7-1
Section 7.4.	Fiscal Year	7-1
Section 7.5.	Independent Public Accountants	7-1
Section 7.6.	Waiver of Notice	7-1
Section 7.7.	Amendments	7-1
Section 7.8.	Exclusive Forum	7-1

BYLAWS

OF

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ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1.1. Place of Meetings. The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at such time and place, either within or without the State of Delaware as may from time to time be designated by the Board of Directors.

SECTION 1.2. Annual Meetings. The annual meeting of stockholders for elections of directors, and for the transaction of such other business as may be required or authorized to be transacted by stockholders, shall be held on such date and time as designated from time to time by the Board of Directors.

SECTION 1.3. Special Meetings. A special meeting of stockholders for any purpose may be called at any time only by a majority of the Board of Directors, by the Non-Executive Chairman of the Board, by the Chief Executive Officer or by the holders of at least 50 percent of the voting power of the then outstanding common stock, par value $0.01 per share, of the Corporation. Stockholders may call a special meeting of stockholders in accordance with the foregoing by delivering to the Secretary notice of such request (which notice shall include the purpose for which such special meeting is being called) signed by the holders of the required percentage of shares. If the stockholders call a special meeting of stockholders in accordance with the foregoing, the Board of Directors shall have the exclusive right and power to do the following with respect to such special meetings: (a) fix the record date for the determination of whether the holders of the required percentage of shares has called a special meeting, (b) fix the date and time of such special meeting which date shall be no more than 180 days after the date on which the Secretary received notice of the request for a special meeting and (c) fix the record date for determining the stockholders entitled to vote at the special meeting, in accordance with Section 6.4 of these Bylaws. At any such special meeting the only business transacted shall be in accordance with the purposes specified in the notice calling such meeting.

SECTION 1.4. Notice of Meetings. Except as may otherwise be provided by statute or the Certificate of Incorporation, the Secretary or an Assistant Secretary shall cause written notice of the place, date and hour for holding each annual and special meeting of stockholders to be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing the notice, postage prepaid, to the stockholder at his post office address as it appears on the records of the Corporation. Notice of each special meeting shall contain a statement of the purpose or purposes for which the meeting is called. Except as otherwise provided by statute, no notice of an adjourned meeting need be given other than by announcement at the meeting which is being adjourned of the time and place of the adjourned meeting.

SECTION 1.5. Postponement. Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board of Directors, upon public notice given prior to the date scheduled for such meeting.

SECTION 1.6. Quorum. The holders of shares of the outstanding stock of the Corporation representing a majority of the total votes entitled to be cast at any meeting of stockholders, if present in person or by proxy, shall constitute a quorum for the transaction of business unless a larger proportion shall be required by statute or the Certificate of Incorporation. The Chairman of a meeting of stockholders may adjourn such meeting from time to time, whether or not there is a quorum of stockholders at such meeting. In the absence of a quorum at any stockholders’ meeting, the stockholders present in person or by proxy and entitled to vote may, by majority vote, adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The lack of the required quorum at any meeting of stockholders for action upon any particular matter, shall not prevent action at such meeting upon other matters which may properly come before the meeting, if the quorum required for taking action upon such other matters shall be present.

SECTION 1.7. Chairman; Secretary. The Non-Executive Chairman of the Board shall call meetings of the stockholders to order and shall act as Chairman. If there is no Non-Executive Chairman of the Board, or in the event of his absence or disability, the president of the Corporation (the “President”), or in the event of his absence or disability, one of the Executive Vice Presidents (in order of first designation as an Executive Vice President) present, or in absence of all Executive Vice Presidents, one of the Senior Vice Presidents (in order of first designation as a Senior Vice President) present, or in the absence also of all Senior Vice Presidents, one of the Vice Presidents (in order of first designation as a Vice President) present, shall call meetings of the stockholders to order and shall act as Chairman thereof. The Secretary of the Corporation, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting of stockholders.

SECTION 1.8. Inspectors of Election; Opening and Closing the Polls. The Board of Directors in advance of any meeting of stockholders shall appoint two or more inspectors of election to act at such meeting or any adjournment thereof. In the event of the failure of the Board of Directors to make such appointments, or if any inspector shall for any reason fail to attend or to act at any meeting, or shall for any reason cease to be an inspector before completion of his duties, the appointments shall be made by the Chairman of the meeting.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 1.9. Voting. At each meeting of the stockholders each stockholder entitled to vote thereat shall, except as otherwise provided in the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6.4 of these Bylaws as the record date fixed for such meeting.

At each meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in Section 2.4 or Section 7.7 of these Bylaws, in the Certificate of Incorporation, or by statute) shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter.

The Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be by written ballot.

SECTION 1.10. Meeting Required. Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of stockholders entitled to vote upon such action.

SECTION 1.11. Notification of Proposals. The proposal of business, other than nominations, which are governed by Section 2.5 of these Bylaws, to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.

For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the first paragraph of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to the business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner; if any, on whose behalf the proposal is made and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) (A) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in a security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 1.11 and, if any proposed business is not in compliance with this Section 1.11, to declare that such defective proposal shall be disregarded.

For purposes of this Section 1.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II BOARD OF DIRECTORS

SECTION 2.1. General Powers, Number, Qualifications and Term of Office. The business and property of the Corporation shall be managed and controlled by the Board of Directors. The Board of Directors shall consist of a number of directors to be determined from time to time only by resolution adopted by the Board of Directors.

At each annual meeting of the stockholders of the Corporation, directors elected to succeed those directors whose terms then expire shall hold office for a term expiring at the next succeeding annual meeting of stockholders after their election. Each director of the Corporation shall hold office as provided above and until his or her successor shall have been elected and qualified.

SECTION 2.2. Age Limitation. No person shall serve as a director of the Corporation following the annual meeting of stockholders after attaining age 72; provided, that on an exceptional basis, the Board of Directors may extend a director’s term for a limited period.

SECTION 2.3. Election of Directors; Vacancies; New Directorships. Subject to Section 2.1 of this Article, directors shall be elected annually in the manner provided in these Bylaws. At each annual or special meeting of the stockholders for the election of directors, at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.3, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Nominating and Governance Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Non-Executive Chairman of the Board and the Nominating and Governance Committee. Any vacancies on the Board of Directors caused by death, removal, resignation or any other cause and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, even though less than a quorum, at any regular or special meeting of the Board of Directors, and any director so elected shall hold office for the remainder of the term that was being served by the director whose absence creates the vacancy, or, in the case of a vacancy created by an increase in the number of directors, a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified.

SECTION 2.4. Removal of Directors. Any director may be removed without cause, at any time, by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders duly called and held for the purpose or at an annual meeting of stockholders. Notwithstanding anything to the contrary in this Article II, until the third anniversary of the Effective Time (as used herein, such term shall have the meaning given in the [Business Combination Agreement, dated as of January [    ], 2015]), the affirmative vote of at least three-fourths of the whole Board of Directors shall be required for (i) the removal of Mr. John A. Luke, Jr., any determination not to, or failure to, appoint or re-elect Mr. John A. Luke, Jr., as Non-Executive Chairman of the Board or any determination not to, or failure to, nominate Mr. John A. Luke, Jr. as a director, and (ii) any determination not to, or failure to, nominate Mr. Steven C. Voorhees as a director.

SECTION 2.5. Notification of Nomination. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not later than (I) with respect to an election to be held at an annual meeting of stockholders, the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by the Corporation, and (II) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) (i) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (iv) any short interest in a security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (c) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Corporation may require any proposed nominee to furnish such other information as may be reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

SECTION 2.6. Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as it may from time to time determine. In the absence of any such determination, such meetings shall be held at the principal business office of the Corporation. Any meeting may be held upon direction to the Secretary by the Non-Executive Chairman of the Board, or, in his absence, by the President at any place, provided that notice of the place of such meeting, whether regular or special, shall be given in the manner provided in Section 2.9 of this Article unless such notice is not required by reason of Section 2.7 of these Bylaws.

SECTION 2.7. Regular Meetings. Regular meetings of the Board of Directors shall be held in each year on such dates as a resolution of the Board of Directors may designate at the beginning of each year. Any regular meeting of the Board may be dispensed with upon order of the Board of Directors, or by the Non-Executive Chairman of the Board, or, in his absence, the President if notice thereof is given to each director at least one day prior to the date scheduled for the meeting. If any day fixed for a regular meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day not a legal holiday. No notice shall be required for any regular meeting of the Board, except that notice of the place of such meeting shall be given (as provided in Section 2.9) if such meeting is to be held at a place other than the principal business office of the Corporation or if the meeting is held on a date other than that established at the beginning of each year by a resolution of the Board of Directors.

SECTION 2.8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the Non-Executive Chairman of the Board, the Chief Executive Officer, an Executive Vice President, or a majority of the Board of Directors then in office.

SECTION 2.9. Notice of Special Meetings. Notice of the place, day and hour of every special meeting of the Board of Directors and, if required by Section 2.7 of these Bylaws, of a regular meeting of the Board of Directors shall be given by the Secretary or an Assistant Secretary to each director at least twelve hours before the meeting, by telephone, telegraph or cable, telecopier or e-mail, or by delivery to him personally or to his residence or usual place of business, or by mailing such notice at least three days before the meeting, postage prepaid, to him at his last known post office address according to the records of the Corporation. Except as provided by statute, or by Section 4.3 or Section 7.7 of these Bylaws, such notice need not state the business to be transacted at any special meeting. No notice of any adjourned meeting of the Board of Directors need be given. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.6 of these Bylaws.

SECTION 2.10. Quorum and Manner of Acting. A whole number of directors equal to at least a majority of the total number of directors as determined by resolution in accordance with Section 2.1, regardless of any vacancies, shall constitute a quorum for the transaction of business at any meeting except to fill vacancies in accordance with Section 2.1 and Section 2.3 of this Article, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by statute or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be had. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 2.11. Chairman; Secretary. At each meeting of the Board of Directors, the Non-Executive Chairman of the Board shall act as Chairman. If there is no Non-Executive Chairman of the Board, or in the event of his absence or disability, the Lead Independent Director or in his absence or disability, the President or in his absence or disability, one of the Executive Vice Presidents who is also a director, or in their absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary, or in his absence or disability, an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

SECTION 2.12. Compensation. Each director except a director who is an active employee of the Corporation in receipt of a salary shall be paid such sums as director’s fees as shall be fixed by the Board of Directors. Each director may be reimbursed for all expenses incurred in attending meetings of the Board of Directors and in transacting any business on behalf of the Corporation as a director. Nothing in this Section 2.12 shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 2.13. Indemnification and Insurance.

(A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which these Bylaws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise. The rights conferred upon indemnitees in this Bylaw shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(B) To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s current equity compensation plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(C) If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D) If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.

(E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

(F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. Any amendment, modification, alteration or repeal of this Bylaw that in any way diminishes or adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission that took place prior to such amendment or repeal.

(G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(I) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(J) For purposes of this Bylaw:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

(K) Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 2.14. The Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board shall be chosen from the Board of Directors. The Non-Executive Chairman of the Board shall preside at all meetings of the stockholders in accordance with Section 1.7 of these Bylaws and preside at all meetings of the Board of Directors. In addition, if the Non-Executive Chairman of the Board is an independent director, the Non-Executive Chairman of the Board shall preside at and schedule all executive sessions of the independent directors. The Non-Executive Chairman of the Board shall provide oversight, direction and leadership to the Board of Directors and facilitate communication among directors and the regular flow of information between management and directors. He shall serve as chairman of the Executive Committee and provide input to the Compensation Committee and Nominating and Governance Committee, as appropriate, with respect to the performance evaluation process of the Chief Executive Officer, annual board performance self-evaluation process and management and Board of Directors succession planning. In addition, he shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. Notwithstanding anything to the contrary in these Bylaws but subject to Section 2.4 of these Bylaws, until the third anniversary of the Effective Time, the Non- Executive Chairman of the Board shall be Mr. John A. Luke, Jr., unless Mr. John A. Luke, Jr. is not willing or able to serve as Non- Executive Chairman of the Board.

SECTION 2.15. Lead Independent Director. If the Board of Directors has not made a determination that the Non-Executive Chairman of the Board is an independent director of the Corporation under applicable stock exchange rules and any applicable law, the Board of Directors shall appoint from among the directors with respect to whom the Board of Directors has made such an independence determination, a Lead Independent Director; provided that at any time from and after the Effective Time until the third anniversary thereof during which the Board of Directors has not made such a determination with respect to the Non-Executive Chairman of the Board, the chairpersons of the Nominating and Governance Committee, Compensation Committee, Audit Committee and Finance Committee shall each be appointed, in succession, to serve as Lead Independent Director at every fourth meeting of the Board of Directors, from and after the conclusion of such meeting until the conclusion of the subsequent meeting of the Board of Directors.

The Lead Independent Director shall preside at all meetings of the Board of Directors at which the Non-Executive Chairman of the Board is not present, including executive sessions of the independent directors, have the authority to call meetings of the independent directors, serve as liaison between the Non-Executive Chairman of the Board and the independent directors, and, if requested by a major shareholder, ensure that he or she is available for consultation and direct communication.

ARTICLE 3

COMMITTEES

SECTION 3.1. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such resolution shall specify a designation by which a committee shall be known, shall fix its powers and authority, and may fix the term of office of its members. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; except as otherwise provided by statute. The Board of Directors shall establish the following Committees: the Nominating and Governance Committee; the Compensation Committee; the Audit Committee; the Finance Committee; and the Executive Committee. Notwithstanding anything to the contrary in this Article III, at the Effective Time, the chairpersons of the Nominating and Governance Committee, Compensation Committee, Audit Committee and Finance Committee shall, in the aggregate, be composed of an equal number of (i) directors who served, immediately prior to the Effective Time, as directors of MeadWestvaco Corporation and (ii) directors who served, immediately prior to the Effective Time, as directors of Rock-Tenn Company.

SECTION 3.2. Removal; Vacancies. The members of committees of directors shall serve at the pleasure of the Board of Directors. Subject to Section 3.1, any member of a committee of directors may be removed at any time and any vacancy in any such committee may be filled by majority vote of the whole Board of Directors.

SECTION 3.3. Compensation. The Board of Directors may by resolution determine from time to time the compensation, if any, including reimbursement for expenses, of members of any committee of directors for services rendered to the Corporation as a member of any such committee.

ARTICLE 4

OFFICERS

SECTION 4.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. Officers of the Corporation may also include a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. One or more persons may hold any two of such offices. The Chief Executive Officer of the Corporation will also serve as the President of the Corporation. Notwithstanding anything to the contrary in these Bylaws but subject to Section 4.3, effective as of the Effective Time and until the third anniversary of thereof, the Chief Executive Officer and President shall be Mr. Steven C. Voorhees (unless Mr. Steven C. Voorhees is not the Chief Executive Officer of Rock-Tenn Company immediately prior to the Effective Time or is not willing or able to serve as Chief Executive Officer and President). Subject to the direction of the Board of Directors, the Chief Executive Officer shall have general supervision of the business and affairs of the Corporation and over its officers, employees and agents with such powers and duties incident to being Chief Executive Officer of a corporation, and as are provided for him in these Bylaws. In addition, the Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. The Board of Directors may add additional titles to any office to indicate seniority or additional responsibility.

SECTION 4.2. Election; Term of Office and Qualifications. The officers shall be chosen annually by the Board of Directors at its first regular meeting following the annual meeting of stockholders and each shall hold office until the corresponding meeting in the next year and until his successor shall have been elected and shall qualify, or until his earlier death or resignation or until he shall have been removed in the manner provided in Section 4.3. Any vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 4.3. Removal. Subject to the next sentence, any officer may be removed from office, either with or without cause, by the majority of the whole Board of Directors at a special meeting called for that purpose, or at a regular meeting. Notwithstanding anything to the contrary in this Article IV, until the third anniversary of the Effective Time, the affirmative vote of at least three- fourths of the whole Board of Directors shall be required for the removal or termination of Mr. Steven C. Voorhees, any determination not to, or failure to, appoint Mr. Steven C. Voorhees, as Chief Executive Officer and President.

SECTION 4.4. Salaries. The Board of Directors shall have authority to determine any and all salaries of employees of the Corporation. The Board may by resolution authorize a committee of directors (none of whom shall be an officer or employee of the Corporation) to fix any such salaries. Salaries not determined by the Board of Directors, or by a committee of directors, may be fixed by the Chief Executive Officer.

SECTION 4.5. The President. The President shall have all powers and perform all duties incident to the office of the President as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties (in addition to his duties as Chief Executive Officer) as may be assigned to him by the Board of Directors.

SECTION 4.6. The Vice Presidents. The Vice Presidents shall have such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors or the President. The Executive Vice Presidents (in order of first designation as an Executive Vice President), in the event of the death or disability of the President, shall perform all the duties of the President and when so acting shall have the powers of the President. In the event of the death or disability of the President and all Executive Vice Presidents, the available Senior Vice President (in order of first designation as a Senior Vice President), or in the event of the death or disability also of all Senior Vice Presidents, the Vice President who is available and was first elected a Vice President prior to all other available Vice Presidents shall perform all the duties of the President and when so acting shall have the powers of the President. A Vice President performing the duties and exercising the powers of the President shall perform the duties and exercise the powers of the Chief Executive Officer.

SECTION 4.7. The Assistant Vice Presidents. The Assistant Vice Presidents shall have such powers and perform such duties as may be assigned to them, or any of them, by the Board of Directors or the Chief Executive Officer.

SECTION 4.8. The Secretary. The Secretary shall keep, or cause to be kept in books provided for the purpose, the minutes of the meeting of stockholders and of the Board of Directors and any minutes of Committees of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute; shall be custodian of the records and of the corporate seal or seals of the Corporation; and shall cause the corporate seal to be affixed to any document the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed, may attest the same. The Secretary shall have all powers and perform all duties incident to the office of a secretary of a corporation and as are provided for in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors, or, as to matters not related to the Board of Directors, the Chief Executive Officer or, as to matters related to the Board of Directors, the Non-Executive Chairman of the Board.

SECTION 4.9. The Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Secretary.

SECTION 4.10. The Treasurer. The Treasurer shall have general charge of and general responsibility for all funds, securities, and receipts of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated in accordance with Section 5.2 of these Bylaws. He shall have all powers and perform all duties incident to the office of a treasurer of a corporation and as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 4.11. The Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Treasurer.

SECTION 4.12. The Controller. The Controller shall have general charge and supervision of financial reports; he shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall keep the books and accounts and cause adequate audits thereof to be made regularly; he shall exercise a general check upon the disbursements of funds of the Corporation; and in general shall perform all duties incident to the office of a controller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 4.13. The Assistant Controllers. In the absence or disability of the Controller, the Assistant Controller designated by the Controller shall perform all the duties of the Controller and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller. The Assistant Controllers shall exercise such other powers and perform such other duties as from time to time may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Controller.

ARTICLE 5

AUTHORITY TO ACT AND SIGN FOR THE CORPORATION

SECTION 5.1. Contracts, Agreements, Checks and Other Instruments. Except as may be otherwise provided by statute or by the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, and each of them, may make, sign, endorse, verify, acknowledge and deliver, in the name and on behalf of the Corporation, all deeds, leases and other conveyances, contracts, agreements, checks, notes, drafts and other commercial paper, bonds, assignments, bills of sale, releases, reports and all other instruments and documents deemed necessary or advisable by the officer or officers executing the same for carrying on the business and affairs of the Corporation, subject, however, to Section 5.4 relating to stock certificates of the Corporation, to Section 5.5 relating to execution of proxies and to Section 5.6 relating to securities held by the Corporation.

SECTION 5.2. Bank Accounts; Deposits; Checks, Drafts and Orders Issued in the Corporation’s Name. Except as otherwise provided by the Board of Directors, any two of the following officers: the President, any Vice President, and the Treasurer may from time to time, (1) open and keep in the name and on behalf of the Corporation, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Corporation, (2) terminate any such bank accounts and (3) select and contract to rent and maintain safe deposit boxes with depositories as they may designate and terminate such contracts and authorize access to any safe deposit box by any two employees designated for such purposes, at least one of whom shall be an officer, and revoke such authority. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers.

All funds and securities of the Corporation shall be deposited in such banks, trust companies and other depositories as are designated by the Board of Directors or by the aforesaid officers in the manner hereinabove provided, and for the purpose of such deposits, the President, any Vice President, the Secretary, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board of Directors, may endorse, assign and deliver checks, notes, drafts, and other orders for the payment of money which are payable to the Corporation. Except as otherwise provided by the Board of Directors, all checks, drafts or orders for the payment of money, drawn in the name of the Corporation, may be signed by the President, any Executive or Senior Vice President, the Secretary or the Treasurer or by any other officers or any employees of the Corporation who shall from time to time be designated to sign checks, drafts, or orders on all accounts or on any specific account of the Corporation by an “instrument of designation” signed by any two of the following officers: the President, any Executive or Senior Vice President, and the Treasurer.

SECTION 5.3. Delegation of Authority. The Board of Directors, the President, any Vice President, the Treasurer or the Secretary may appoint such managers and attorneys and agents of the Corporation (who also may be employees of the Corporation) as may be deemed desirable who shall serve for such periods, have such powers, bear such titles and perform such duties as the Board of Directors, the President, any Vice President, the Treasurer or the Secretary may from time to time prescribe.

SECTION 5.4. Stock Certificates. All certificates of stock issued by the Corporation shall be executed in accordance with Section 6.1 of these Bylaws.

SECTION 5.5. Voting of Stock in Other Corporations. Stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporation by proxy executed in the name of the Corporation by the President, any Executive Vice President or the Treasurer, with the corporate seal affixed and attested by the Secretary.

SECTION 5.6. Sale and Transfer of Securities. The President or any Executive or Senior Vice President, the Treasurer or the Secretary are authorized to sell, transfer, endorse and assign any and all shares of stock, bonds and other securities owned by or standing in the name of the Corporation. The executing officers or officer may execute and deliver in the name and on behalf of the Corporation any instrument deemed necessary or advisable by the executing officers or officer to accomplish such transactions.

ARTICLE 6

STOCK

SECTION 6.1. Certificates of Stock. Each holder of stock shall be entitled to have a certificate or certificates, certifying the number and kind of shares owned by him in the Corporation signed by the President or an Executive Vice President and the Secretary and sealed with the seal of the Corporation. Where such certificate is signed by a transfer agent and by a registrar, the signatures of Corporation officers and the corporate seal may be facsimile, engraved or printed. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, whether caused by death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed the same, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation. The certificates for shares of the capital stock of the Corporation shall be in such forms as shall be approved by the Board of Directors.

SECTION 6.2. Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate, properly endorsed, representing the shares to be transferred.

SECTION 6.3. Transfer Agents and Registrars. The Corporation may have a transfer agent and a registrar of its stock for different locations appointed by the Board of Directors from time to time. The Board of Directors may direct that the functions of transfer agent and registrar be combined and appoint a single agency to perform both functions at one or more locations. Duties of the transfer agent, registrar and combined agency may be defined from time to time by the Board of Directors. No certificate of stock shall be valid until countersigned by a transfer agent and until registered by a registrar even if both functions are performed by a single agency.

SECTION 6.4. Record Dates. The Board of Directors shall have power to fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and such record date shall not be more than sixty nor less than ten days before the date of any meeting, nor more than sixty days prior to any other action.

SECTION 6.5. Electronic Securities Recordation. Notwithstanding the provisions of Section 6.1 of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

ARTICLE VII SUNDRY

PROVISIONS

SECTION 7.1. Offices. The Corporation’s registered office shall be in the City of Wilmington, County of New Castle. The Corporation may also have other offices at such other places as the business of the Corporation may require.

SECTION 7.2. Seal. The corporate seal of the Corporation shall have inscribed thereon the following words and figures: [                    ] Incorporated Delaware. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. A duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

SECTION 7.3. Books and Records. The Board of Directors may determine from time to time whether, and, if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and the rights of stockholders in this respect are and shall be limited accordingly (except as otherwise provided by statute). Under no circumstances shall any stockholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose. Subject to the provisions of statutes relating thereto, the books and records of the Corporation may be kept outside the State of Delaware at such places as may be from time to time designated by the Board of Directors.

SECTION 7.4. Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be twelve calendar months beginning on the first day of October in each year.

SECTION 7.5. Independent Public Accountants. The Audit Committee of the Board of Directors shall appoint annually an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year; this appointment shall be subject to shareholder ratification at the annual meeting next succeeding the appointment.

SECTION 7.6. Waiver of Notice. Any shareholder or director may waive any notice required to be given by law or by the provisions of the Certificate of Incorporation or by these Bylaws; provided that such waiver shall be in writing and signed by such shareholder or director or by the duly authorized attorney of the shareholder, either before or after the meeting, notice of which is being waived.

SECTION 7.7. Amendments. Notwithstanding anything to the contrary in these Bylaws, the last sentence of Section 2.4, Section 2.14, Section 2.15, the fourth and fifth sentences of Section 4.1, the last sentence of Section 4.3 and this Section 7.7 may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions, may be adopted, by the Board of Directors, only by the affirmative vote of at least three-fourths of the whole Board of Directors. Subject to the preceding sentence, the Board of Directors shall have power to make, alter and amend any Bylaws of the Corporation by a vote of a majority of the whole Board at any regular meeting of the Board of Directors, or any special meeting of the Board of Directors if notice of the proposed Bylaw, alteration or amendment be contained in the notice of such special meeting; provided, however, that no Bylaw shall be deemed made, altered or amended, by the Board of Directors unless the resolution authorizing the same shall specifically state that a Bylaw is thereby being made, altered or amended. Except as otherwise provided in these Bylaws or the Certificate of Incorporation, the stockholders of the Corporation may make, alter, amend or repeal any Bylaws of the Corporation at any annual or special meeting at which a majority of the total votes entitled to be cast at such meeting is present in person or by proxy by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting, when notice of any such proposed addition, alteration, amendment or repeal shall have been given in the notice of such meeting; provided, that, notwithstanding anything to the contrary in these Bylaws, Section 1.3, Section 2.1, Section 2.2, the last sentence of Section 2.3, Section 2.4, Section 2.7, Section 2.8, Section 2.9, Section 2.12, Section 3.1, Section 3.2, Section 3.3 or this last sentence of this Section 7.7 may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, by the stockholders of the Corporation only by the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

SECTION 7.8. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Certificate

I certify that this is a true and correct copy of the Bylaws of [                    ].

(Assistant) Secretary
Date
Corporate Seal